News	UNIT CORPORATION
8200 South Unit Drive, Tulsa, Oklahoma, 74132
Telephone 918 493-7700, Fax 918 493-7711

Contact:	Michael D. Earl
Vice President, Investor Relations
(918) 493-7700
www.unitcorp.com
For Immediate Release
May 22, 2020

UNIT CORPORATION VOLUNTARILY FILES CHAPTER 11 CASES
TO RESTRUCTURE BALANCE SHEET
Operations to Continue as Normal
Enters into Restructuring Support Agreement with Certain Creditors
Secures Approximately $36 Million in Debtor-in-Possession Financing
Tulsa, Oklahoma . . . Unit Corporation (NYSE- UNT) (“the Company”) today announced that it has filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”) to effectuate a pre-negotiated Chapter 11 plan of reorganization that will reduce the Company’s funded debt obligations by more than $650 million and right-size the Company’s balance sheet for go-forward operations. The Company expects to continue to operate in the ordinary course throughout the Chapter 11 process without material disruption to its vendors, customers, or partners. Importantly, the Company’s 50%-owned midstream affiliate, Superior Pipeline Company, L.L.C. and its subsidiaries (“Superior”), is not a debtor in the Chapter 11 cases and is unaffected by the Company’s Chapter 11 filing. Additionally, the Company does not anticipate that payments to vendors and suppliers of its subsidiary Unit Drilling Company will be impacted.
The Chapter 11 petitions were filed in accordance with a Restructuring Support Agreement (the “RSA”) between the Company, the holders of more than 70% of the Company’s 6.625% senior subordinated notes due 2021 (the “Subordinated Notes”) and all of the lenders under the Company’s Senior Credit Agreement (the “RBL Lenders”). Consummation of the Plan will be subject to confirmation by the Court besides other conditions to be in the Plan, the RSA and related transaction documents.
“Like many companies in the oil and gas industry, we have felt the impact of the severe downturn in commodity prices, which has only worsened with the COVID-19 pandemic,” said David T. Merrill, President and Chief Executive Officer. “While facing this challenging environment, we have worked diligently to explore a variety of strategic alternatives to cut costs, improve our liquidity and address near-term debt maturities. We are pleased to receive the support of our lenders and noteholders and are confident that, on emergence from Chapter 11, we will be better positioned to meet our challenges and realize the potential of our Company.”
With the filing, and subject to court approval, the Company has received a commitment from the RBL Lenders that are parties to the RSA to provide up to $36 million in debtor-in-possession (“DIP”) financing. The Company anticipates up to $18 million will be available on an interim basis. This financing, combined with the Company’s usual operating cash flows, is expected to provide sufficient liquidity for the Company to continue to operate in the ordinary course through the restructuring process.

The Company has filed several customary motions with the court seeking authorization to support its operations while this process is ongoing, including authority to continue payment of employee wages, salaries and benefits without interruption, and to continue paying all vendors and suppliers of Unit Drilling Company in the ordinary course of business. The Company expects to receive court approval for these requests.
Additional information about these Chapter 11 cases can be accessed via PACER at https://www.pacer.gov and, subject to the Court’s approval, at https://cases.primeclerk.com/UnitCorporation or by calling (877) 720-6581 (Toll-Free) or (646) 979-4412 (Local).
Vinson & Elkins L.L.P. is serving as legal advisor, Evercore Group L.L.C. is serving as investment banker, and Opportune LLP is serving as restructuring advisor to the Company.
Weil, Gotshal & Manges LLP is serving as legal advisor and Greenhill & Co., LLC is serving as financial advisor to an ad hoc group of holders of Subordinated Notes.
About the Company
Unit Corporation is a Tulsa-based, publicly held energy company engaged through its subsidiaries in oil and gas exploration, production, contract drilling and natural gas gathering and processing. The Company’s Common Stock is listed on the New York Stock Exchange under the symbol UNT. For more information about Unit Corporation, visit its website at http://www.unitcorp.com.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s expectations, beliefs, assumptions and estimates regarding the Company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the Chapter 11 cases, the DIP facility, the Company’s ability to complete the restructuring and its ability to continue operating in the ordinary course while the Chapter 11 cases are pending. These statements are subject to significant risks, uncertainties, and assumptions difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to complete a reorganization process under Chapter 11, including consummation of the restructuring; potential adverse effects of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the bankruptcy court regarding the motions filed in the Chapter 11 cases; objections to the Company’s restructuring process, the DIP facility, or other pleadings filed that could protract the Chapter 11 cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including the Company’s ability to provide adequate compensation and benefits during the Chapter 11 cases; the Company’s ability to comply with the restrictions imposed by the DIP facility and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities because of the Chapter 11 filing; the effects of the Chapter 11 cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the effects of the Chapter 11 cases on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; the bankruptcy court’s rulings in the Chapter 11 cases, including the approvals of the terms of the restructuring and the DIP facility, and the outcome of the Chapter 11 cases generally; the time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 cases; risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to consummate the restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described occasionally in the reports and registration statements the Company files with the

Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional factors, events, or uncertainties that may emerge occasionally, or those that the Company deems immaterial, could cause the Company’s actual results to differ, and it is impossible for the Company to predict them all. The Company makes forward-looking statements based on currently available information, and the Company assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this news release, whether because of new information, future events or otherwise, except as required by law.